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                                                                    EXHIBIT 11.1

                       LEINER HEALTH PRODUCTS GROUP INC.
           COMPUTATION OF SUPPLEMENTAL PRO FORMA NET INCOME PER SHARE

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                                                                                                    FISCAL YEAR
                                                                                                       ENDED
                                                                                                   MARCH 31, 1996
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Net income......................................................................................    $  1,166,000

Adjustment to eliminate certain interest expense, net of related income tax benefit.............       2,761,000
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Adjusted net income.............................................................................    $  3,927,000
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Calculation of shares outstanding for computing net income per share:

Weighted average common and common equivalent shares outstanding in accordance with generally accepted accounting principles.................................................................

Adjustment to reflect the requirements of the SEC in accordance with SAB 83.....................

Adjustment to reflect assumed issuance of shares to redeem all of the Company's Redeemable
 Preferred Stock and repay amounts outstanding under the Credit Agreement and vendor revolving loan agreement.................................................................................
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Shares used in computing supplemental pro forma net income per share............................

Supplemental pro forma net income per share.....................................................    $
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    Share amounts reflect a     for-1 stock split and a conversion of all shares
of Class A, Class B and Class C common stock into a single class of common stock pursuant  to  the  contemplated  recapitalization  discussed  elsewhere  in this
Registration Statement.